Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

First Quarter 2012 Financial Results

37% Growth in License Revenue Year-Over-Year

TYSONS CORNER, Va., May 2, 2012 - MicroStrategy® Incorporated (Nasdaq: MSTR), a leading worldwide provider of business intelligence (BI) software, today announced financial results for the three-month period ended March 31, 2012 (the first quarter of its 2012 fiscal year).

First quarter 2012 revenues were $145.1 million versus $122.0 million for the first quarter of 2011, a 19% increase. Product licenses revenues for the first quarter of 2012 were $37.5 million versus $27.4 million for the first quarter of 2011, a 37% increase. Product support and other services revenues for MicroStrategy’s core BI business for the first quarter of 2012 were $100.9 million versus $87.8 million for the first quarter of 2011, a 15% increase.

Operating expenses for the first quarter of 2012 were $105.6 million versus $87.8 million for the first quarter of 2011, a 20% increase. The increase in operating expenses was primarily due to increased headcount and related expenses, particularly for engineering personnel. In addition, during the first quarter of 2011, MicroStrategy capitalized $3.8 million in costs associated with the development of its MicroStrategy 9.2 software, while no software development costs were capitalized during the first quarter of 2012.

Net income for the first quarter of 2012 was $0.3 million, or $0.02 per share on a diluted basis, compared to $1.1 million, or $0.10 per share on a diluted basis, for the first quarter of 2011.

As of March 31, 2012, MicroStrategy had cash and cash equivalents of $211.1 million versus $199.6 million as of December 31, 2011, an increase of $11.5 million. As of March 31, 2012, MicroStrategy had 8,558,337 shares of class A common stock and 2,281,125 shares of class B common stock outstanding.

MicroStrategy Continues to Create Innovative Big Data, Mobile Applications, Cloud-based BI, and Social Intelligence Solutions

In the first quarter of 2012, MicroStrategy sought to provide visionary thought leadership, innovative new products, and superior service to its customers as they grapple with the challenges and opportunities posed by Big Data, Mobile Applications, Cloud-based BI, and Social Intelligence. In the first three months of 2012, MicroStrategy unveiled the following new technologies:

•	MicroStrategy announced the general availability of MicroStrategy 9.2.1m for customers to build information-driven mobile apps for iPhone®, iPad®, and Android™ devices. MicroStrategy

9.2.1m contains over a dozen new capabilities that further enhance MicroStrategy-powered mobile apps. The new capabilities include support for offline mobile transactions, intelligent offline caching, and a secure mobile content management system – all resulting in a richer user-experience.

•

MicroStrategy released a new version of MicroStrategy Mobile™ that delivers enhanced integration with Apple’s AirPlay® feature and also provides annotation capabilities for users to annotate and share notes via email. With the latest release of MicroStrategy Mobile for iPad and iPhone, users can easily present and dynamically explore their company’s performance, financials, operations, and marketing information on screens in conference rooms. The new capabilities in MicroStrategy Mobile were made available on the iTunes® App Store at http://itunes.apple.com/us/app/microstrategy-mobile-for-ipad/id382821025?mt=8.

•

MicroStrategy released an update to its free in-memory data discovery solution, MicroStrategy Cloud Personal™, which includes more than 250 new features and enhancements, including the ability to import data directly from Salesforce.com. Integration with Salesforce.com’s cloud will allow business people to analyze their CRM data in minutes using MicroStrategy’s analytics and data visualization capabilities.

•

MicroStrategy announced that Teradata’s Integrated Data Warehouse (IDW) platform will be available via the MicroStrategy Cloud™. MicroStrategy Cloud will leverage Teradata’s family of Data Warehouse platforms to offer both multitenant and dedicated versions of Teradata technology as an optional service to MicroStrategy Cloud customers, delivered under the MicroStrategy Cloud brand name. MicroStrategy Cloud customers can access enterprise data from their desktop or mobile device, improving insight and business decision making.

Gartner Positions MicroStrategy in the “Leaders” Quadrant in the 2012 Magic Quadrant for Business Intelligence Platforms Report

In February 2012, Gartner positioned MicroStrategy in the “Leaders” quadrant in the 2012 Magic Quadrant for Business Intelligence Platforms report. According to Gartner, “organizations continue to turn to BI as a vital tool for smarter, more agile, and efficient business.” Gartner describes Leaders as “vendors that are reasonably strong in the breadth and depth of their BI platform capabilities, and can deliver on enterprise-wide implementations that support a broad BI strategy. Leaders articulate a business proposition that resonates with buyers, supported by the viability and operational capability to deliver on a global basis.” A copy of the Gartner report is available at http://www.microstrategy.com/Gartner.

MicroStrategy’s Achievements Prominently Recognized in Major Media

MicroStrategy’s technology achievements in Mobile Applications and Social Intelligence solutions have received notable media attention from The Washington Post, Reuters, ABC News, and others. A new Sprint television ad, prominently featuring MicroStrategy’s platform for mobile apps, has appeared on major network and cable television channels.

Examples of Customer Deals from Q1 2012

Accor

Accor, a leading worldwide hotel chain with more than 4,400 hotels in 92 countries, has chosen MicroStrategy as its enterprise business intelligence standard for financial reporting and analyses. Financial analysts, controllers, and senior management will use MicroStrategy dashboards and reports to analyze enterprise corporate performance and support its strategic initiatives. End users will rely on user-friendly dashboards and reports to analyze important KPIs to make better decisions on a daily basis. In selecting MicroStrategy after a competitive proof of concept, Accor cited superior technology and MicroStrategy’s extensive experience in the business intelligence industry.

Arcor

Arcor, a leading global manufacturer of confectionery products, exports its products to over 120 countries and is the primary exporter of confectionery in Argentina, Brazil, Chile and Peru. Arcor has chosen to expand its MicroStrategy deployment to give its executives, merchants, and planners enhanced reporting and user-friendly dashboard capabilities to improve the analyses of detailed information across the logistics, purchasing, foreign trade, and human resources departments. Arcor cites MicroStrategy’s ease-of-use, superior visualizations, scalability to handle big data, and analytical reporting capabilities as reasons for its continued deployment of MicroStrategy’s business intelligence platform.

Länsförsäkringar AB

The Länsförsäkringar Alliance, consisting of 23 regional insurance companies based in Sweden, together offers a wide range of insurance, pension solutions, banking services, real-estate brokerage, and other financial solutions reaching 3.4 million corporate customers and private individuals. Länsförsäkringar AB has chosen MicroStrategy to build a sales reporting and analytics application for its Life Division. Approximately 400 end users, including Life Division management and regional managers, will rely on MicroStrategy-based reports and dashboards to more effectively analyze their complex sales environment and the factors that drive sales performance on multiple product levels. Länsförsäkringar AB selected MicroStrategy for its ease-of-use, analytical reporting capabilities, performance and scalability, total cost of ownership, and BI leadership in the insurance industry.

RE/MAX

RE/MAX oversees a network of nearly 90,000 real estate agents in more than 80 countries with approximately 6,300 office locations. RE/MAX will use MicroStrategy to provide stakeholders with the ability to gain valuable insight into finance, operations, membership, and sales data. In selecting MicroStrategy over other business intelligence products, RE/MAX cited outstanding platform architecture and product capabilities, superior mobile deployment options, and high performance.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a leading global provider of enterprise software platforms for business intelligence (BI), mobile intelligence, and social intelligence applications. MicroStrategy’s BI platform enables leading organizations worldwide to analyze the vast amounts of data stored across their enterprises to make better business decisions. Companies choose MicroStrategy BI for its ease-of-use, sophisticated analytics, and superior data and user scalability. The MicroStrategy BI platform delivers actionable information to business users via the web and mobile devices. MicroStrategy’s mobile intelligence platform helps companies and organizations build, deploy, and maintain mobile apps across a range of solutions by embedding intelligence, transactions, and multimedia into apps. MicroStrategy’s social intelligence platform includes a number of applications that help enterprises harness the power of social networks for marketing and e-commerce, as well as a suite of free consumer friendly apps that use MicroStrategy’s enterprise technologies. MicroStrategy’s social intelligence platform helps companies leverage the value of social networks to better understand and engage their customers and fans. The MicroStrategy Cloud offering combines MicroStrategy and third-party software, hardware, and services to enable rapid, cost-effective development of hosted BI, mobile, and social applications. To learn more about MicroStrategy (Nasdaq: MSTR), visit www.microstrategy.com and follow us on Facebook (http://www.facebook.com/microstrategy) and Twitter (http://www.twitter.com/microstrategy).

MicroStrategy, MicroStrategy Business Intelligence Platform, MicroStrategy Cloud, MicroStrategy Mobile, Cloud Personal, Wisdom for Facebook, MicroStrategy Wisdom, Emma, and Usher are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the extent and timing of market acceptance of MicroStrategy’s new offerings, including MicroStrategy 9.2.1m, MicroStrategy Cloud, Alert, Cloud Personal, Wisdom for Facebook, MicroStrategy Wisdom, Emma, and Usher; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s other products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; competitive factors; general economic conditions, including significant downturns in industries, including the financial services and retail industries, in which we have a significant number of customers; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2012	2011
	(unaudited)	(unaudited)
Revenues
Product licenses	$37,453	$27,380
Product support and other services	107,632	94,649

Total revenues	145,085	122,029

Cost of revenues
Product licenses	2,146	1,908
Product support and other services	36,843	31,253

Total cost of revenues	38,989	33,161

Gross profit	106,096	88,868

Operating expenses
Sales and marketing	57,429	51,511
Research and development	23,735	12,998
General and administrative	24,474	23,281

Total operating expenses	105,638	87,790

Income from operations before financing and other income and income taxes	458	1,078

Financing and other (expense) income
Interest income, net	15	82
Other expense, net	(160)	(631)

Total financing and other (expense) income	(145)	(549)

Income from operations before income taxes	313	529
Provision (benefit) for income taxes	41	(605)

Net income	$272	$1,134

Basic earnings per share (1)	$0.03	$0.11

Weighted average shares outstanding used in computing basic earnings per share	10,806	10,671

Diluted earnings per share (1)	$0.02	$0.10

Weighted average shares outstanding used in computing diluted earnings per share	11,092	11,045

(1)	Basic and fully diluted earnings per share for class A and class B common stock are the same.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Core BI Business		Angel.com		Consolidated
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2012	2011	2012	2011	2012	2011

Revenues
Product licenses	$37,453	$27,380	$—	$—	$37,453	$27,380
Product support and other services	100,881	87,849	—	—	100,881	87,849
Angel.com services	—	—	6,751	6,800	6,751	6,800

Total revenues	138,334	115,229	6,751	6,800	145,085	122,029

Cost of revenues
Product licenses	2,146	1,908	—	—	2,146	1,908
Product support and other services	33,584	28,498	—	—	33,584	28,498
Angel.com services	—	—	3,259	2,755	3,259	2,755

Total cost of revenues	35,730	30,406	3,259	2,755	38,989	33,161

Gross profit	102,604	84,823	3,492	4,045	106,096	88,868

Operating expenses
Sales and marketing	55,141	48,575	2,288	2,936	57,429	51,511
Research and development	22,174	11,994	1,561	1,004	23,735	12,998
General and administrative	23,665	22,539	809	742	24,474	23,281

Total operating expenses	100,980	83,108	4,658	4,682	105,638	87,790

Income (loss) from operations before financing and other income and income taxes	1,624	1,715	(1,166)	(637)	458	1,078

Financing and other (expense) income
Interest income, net	15	82	—	—	15	82
Other expense, net	(124)	(593)	(36)	(38)	(160)	(631)

Total financing and other (expense) income	(109)	(511)	(36)	(38)	(145)	(549)

Income (loss) from operations before income taxes	$1,515	$1,204	$(1,202)	$(675)	$313	$529
Provision (benefit) for income taxes					41	(605)

Net income					$272	$1,134

Basic earnings per share					$0.03	$0.11

Weighted average shares outstanding used in computing basic earnings per share					10,806	10,671

Diluted earnings per share					$0.02	$0.10

Weighted average shares outstanding used in computing diluted earnings per share					11,092	11,045

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31,	December 31,
	2012	2011
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$211,132	$199,634
Restricted cash and short-term investments	337	289
Accounts receivable, net	76,854	94,723
Prepaid expenses and other current assets	15,469	17,043
Deferred tax assets, net	29,024	31,516

Total current assets	332,816	343,205

Property and equipment, net	102,238	95,311
Capitalized software development costs, net	5,050	7,031
Deposits and other assets	5,159	5,306
Deferred tax assets, net	3,190	2,998

Total Assets	$448,453	$453,851

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$46,316	$46,401
Accrued compensation and employee benefits	51,371	68,308
Deferred revenue and advance payments	120,325	103,199
Deferred tax liabilities	399	485

Total current liabilities	218,411	218,393

Deferred revenue and advance payments	11,096	10,841
Other long-term liabilities	43,035	45,141
Deferred tax liabilities	5,374	10,498

Total Liabilities	277,916	284,873

Stockholders’ Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.001 par value; 330,000 shares authorized; 14,963 shares issued and 8,558 shares outstanding, and 14,810 shares issued and 8,405 shares outstanding, respectively	15	15
Class B common stock, $0.001 par value; 165,000 shares authorized; 2,281 and 2,378 shares issued and outstanding, respectively	2	2
Additional paid-in capital	458,817	457,837
Treasury stock, at cost; 6,405 shares	(475,184)	(475,184)
Accumulated other comprehensive loss	(1,745)	(2,052)
Retained earnings	188,632	188,360

Total Stockholders’ Equity	170,537	168,978

Total Liabilities and Stockholders’ Equity	$448,453	$453,851

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	March 31,
	2012	2011
	(unaudited)	(unaudited)
Operating activities:
Net income	$272	$1,134
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,428	3,618
Bad debt expense	995	816
Deferred taxes	(2,780)	(1,723)
Excess tax benefits from share-based compensation arrangements	—	(1,852)
Changes in operating assets and liabilities:
Accounts receivable	17,900	18,802
Prepaid expenses and other current assets	832	3,273
Deposits and other assets	234	542
Accounts payable and accrued expenses	961	(1,637)
Accrued compensation and employee benefits	(17,699)	(17,707)
Deferred revenue and advance payments	15,837	20,298
Other long-term liabilities	(2,206)	2,644

Net cash provided by operating activities	20,774	28,208

Investing activities:
Purchases of property and equipment	(13,452)	(4,326)
Capitalized software development costs	—	(3,776)
Insurance proceeds	1,806	3,620
Increase in restricted cash and investments	(20)	(18)

Net cash used in investing activities	(11,666)	(4,500)

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options	980	1,490
Excess tax benefits from share-based compensation arrangements	—	1,852

Net cash provided by financing activities	980	3,342

Effect of foreign exchange rate changes on cash and cash equivalents	1,410	1,996

Net increase in cash and cash equivalents	11,498	29,046
Cash and cash equivalents, beginning of period	199,634	174,097

Cash and cash equivalents, end of period	$211,132	$203,143